VIRTUAL PERFORMANCE SYSTEMS INC.
                                    Suite 901
                             1 Richmond Street West
                                Toronto, Ontario
                                     MSH 3W4


                                                              November 27, 1998

Grant Reserve Corporation
410 17th Street
Suite 1375
Denver, Colorado
80202

- and to -

Sheridan Reserve Incorporated
Suite 2110
181 University Avenue
Toronto, Ontario
MSH 3M7

                  Virtual Performance Systems Inc. ("VPS"), on behalf of itself and its shareholders, wishes to set out the general terms and conditions pursuant to which VPS and its shareholders will agree to be acquired by Grant Reserve Corporation ("Grant") and Sheridan Reserve Incorporated ("Sheridan") will agree to sell certain shares of Grant to or to the direction of shareholders of VPS.

1. VPS is a corporation incorporated under the laws of Ontario which is in the business of electronic content delivery and management on a multiple communication platform. VPS has created software technology designed to facilitate real-time communication in three primary areas:

                  1)       convert  and  deliver  real-time   training/education
                           content and users;
                  2)       establish a virtual call center; and
                  3) provide virtual banking and transaction processing capabilities.

2.                The  authorized  capital  of  VPS  consists  of:

                  1)       VPS has outstanding 3,624,100 common shares.

3. Grant Reserve Corporation is a corporation formed under the laws of the State of Nevada. Grant's assets primarily consist of all of the outstanding shares of Madison Mining Corporation ("Madison") and 94% of the outstanding shares of Gold King Mines Corporation ("Gold King"). The board of directors and senior management of Grant has determined to dispose of Grant's interest in Madison and Gold King and acquire 100% of VPS. In that regard, a meeting of the shareholders of Grant will be convened for December 18, 1998 to approve, among other things, the approval of the sale of Grant's interest in Madison and Gold King. Grant will prepare and delivere to its shareholders a management proxy circular seeking shareholder approval of the proposed sale of Madison and Gold King and additionally describing the proposed acquisition of VPS.

4. Sheridan is a corporation incorporated under the laws of the Province of Ontario. The principal assets of Sheridan consist of 10,000,000 common shares of Grant. In order to facilitate the acquisition of VPS by Grant, Sheridan proposes to sell to the shareholders of VPS 9,000,000 of its shares of Grant for an aggregate consideration of US$9,000. In connection with the proposed disposition by Sheridan of 9,000,000 shares of Grant, a meeting of the shareholders of Sheridan will be convened for December 30, 1998 to consider and approve a special resolution authorizing the sale of the 9,000,000 shares of Grant by Sheridan to shareholders of VPS.

         In order to give effect to Grant acquiring from the VPS shareholders all of the issued and outstanding shares of VPS and Sheridan selling to or to the direction of VPS shareholders 9,000,000 shares of Grant, Sheridan, Grant, VPS and its shareholders acknowledge and agree as follows:

         1) Grant shall convene a meeting of the shareholders of Grant to approve of the disposition by Grant of all of the share of Madison and Gold King held by it;

         2) Grant shall dispose of all of its shares of Madison and Gold King. Upon completion of that disposition, the assets of Grant shall consists solely of cash and/or promissory note payable to Grant representing the proceeds of the sale of the interests in Madison and Gold King;

         3) Sheridan shall convene a meeting of shareholders to approve of the disposition of 9,000,000 common shares of Grant for a consideration of US$9,000;

         4) Sheridan shall agree to sell to or to the direction of VPS shareholders 9,000,000 common shares of Grant for US$9,000;

         5) Grant shall agree to acquire 100% of the outstanding shares of VPS in consideration of the issuance of 1,500,000 common shares of Grant (or an economically equivalent transaction if deemed prudent for tax purposes);


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
         6) The board of directors of Grant shall be reconstituted to consist of four persons, three of whom shall be nominees of VPS or its shareholders. A single nominee of VPS or its shareholders shall be appointed to the board of directors of Grant upon the approval by shareholders of Sheridan of the sale 9,000,000 shares of Grant. Two further nominees of VPS shall be appointed directors of VPS upon the closing of the sale by Sheridan of the 9,000,000 shares of Grant.

         This letter of intent sets out the proposed transactions to be carried out by the parties. The parties shall conduct themselves with the intention of concluding these transactions.

         Could you kindly indicate that the foregoing sets out our intention by signing below on all copies of this letter, retaining copies for your files and returning an executed copy to our attention.

                                        Yours very truly,

                                        VIRTUAL PERFORMANCE SYSTEMS INC. for
                                        itself and on behalf of its shareholders


                                        Per:/s/ Anthony Comparelli
                                            -----------------------------------

GRANT RESERVE CORPORATION

Per: /s/
     ------------------------

SHERIDAN RESERVE INCORPORATED

Per: /s/
     ------------------------


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